                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the incorporation by reference in this registration statement on Form S-4 of our reports dated January 23, 1995, on our audits of the consolidated financial statements and financial statement schedule of Johnson & Johnson and subsidiaries, which are included or incorporated by reference in the Annual Report of Johnson & Johnson and subsidiaries on Form 10-K for the fiscal year ended January 1, 1995. We also consent to the reference to our firm under the caption "Experts".

                                                        COOPERS & LYBRAND L.L.P.

New York, New York
January 23, 1996